EXHIBIT 10.2
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                      NORTH ATLANTIC HOLDING COMPANY, INC.
                      NORTH ATLANTIC TRADING COMPANY, INC.
                           3029 Muhammad Ali Boulevard
                           Louisville, Kentucky 40232

                                                            THOMAS F. HELMS, JR.
                                                              Executive Chairman

                                                                  April 16, 2007


Mr. Lawrence Wexler
393 Carter Street
New Canaan, Connecticut 06840

Re:   Employment Agreement

Dear Larry:

This letter amends, effective as of April 15, 2007, your Employment Letter Agreement, dated June 8, 2006 (the "Agreement").

Your job title and responsibility is now Chief Executive Officer and President of National Tobacco Company, LP and North Atlantic Trading Company, Inc. ("NATC"). If requested by the Board of Directors of NATC, you will also serve as President or Chief Executive Officer of other subsidiaries of NATC. In this role you will report to the Board of Directors and to Jack Africk, who will serve as President of North Atlantic Holding Company, Inc. ("NAHC") and Vice Chairman of the Board of Directors of NAHC and NATC.

Your salary will be increased to $415,000 per year, subject to periodic review by the Board of Directors.

Your Annual Bonus opportunity will be a target of up to 75% of your annual salary, predicated on the Company's achieving its annual financial target (one half of the 75% target) and the achievement of certain other objectives established annually by the Vice Chairman (one half of the 75% target), including surpassing the financial target, the achievement of which will be determined by the Vice Chairman in his reasonable discretion. As with all bonuses, the payment of any amount is within the total discretion of the Board of Directors.

You will also be awarded the opportunity to earn up to 21,868 shares of common stock of NAHC, on terms (including, for example, price, time of vesting, conditions of vesting, and whether in the form of share grants or options) determined by the Board of Directors of NAHC in its discretion.


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Unless the terms stated herein would be reasonably interpreted as superseding the Agreement, the terms of the Agreement shall remain the same.

If this meets with your approval, please indicate your agreement by signing where indicated below.

Sincerely yours,


/s/ Thomas F. Helms, Jr.

Thomas F. Helms, Jr.
Executive Chairman



AGREED:

/s/ Lawrence Wexler
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Lawrence Wexler


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